Exhibit 4.3


PLYMOUTH RUBBER COMPANY


RETIREMENT SAVINGS AND


PROFIT SHARING PLAN


AND


TRUST


TABLE OF CONTENTS

	Article                                                            Page

	ARTICLE  I      Designation of Trust                                  1

	ARTICLE  II     Definitions                                           2

	ARTICLE  III    Participation and Service                             11
	3.01    Participation, Eligibility and service                        11
	3.02    Participation and Service on Reemployment                     11
	3.03    Service as an Ineligible Employee                             12
	3.04    Designation of Beneficiary                                    12

	ARTICLE IV      Contributions                                         14
	4.01    Employer Contributions                                        14
	4.02    Participant's Salary Reduction Election                       14
	4.03    Time of Payment of Employer Contribution                      16
	4.04    Erroneous Employer Contribution                               16
	4.05    Rollover Amount From Other Plans                              16

	ARTICLE V       Allocation of Contributions                           18
	5.01    Separate Accounts                                             18
	5.02    Allocation of Discretionary Contributions                     18
	5.03    Allocation of Elective Contributions                          18
	5.04    Allocation of Matching Contributions                          18
	5.05    Annual Adjustment                                             18
	5.06    Relevant Dates                                                18
	5.07    Directed Investment Account                                   18
	5.08    Maximum Additions                                             19
	5.09    Actual Deferral Percentage Tests                              20
	5.10    Adjustment to Actual Deferral Percentage
		Test                                                          20
	5.11    Actual Contribution Percentage Tests                          21
	5.12    Adjustment to Actual Contribution
		Percentage Test                                               22

	ARTICLE VI      Payment of Benefits                                   24
	6.01    Normal Retirement                                             24
	6.02    Early Retirement                                              24
	6.03    Disability                                                    24
	6.04    Death Benefits                                                24
	6.05    Other Termination of Employment                               24
   6.06    Forfeitures                                                        24
   6.07    Distribution Methods                                               25
   6.08    Distribution Requirements                                          25
   6.09    Commencement of Benefits                                           28
   6.10    Restriction on Immediate Distributions                             28
   6.11    Cashouts                                                           28
   6.12    Vesting After In Service Distribution                              29
   6.13    Loans to Participants                                              29

ARTICLE VII        Profit Sharing Accounts                                    31
	7.01    Article Controls                                              31
	7.02    Definitions                                                   31
	7.03    Participants' Accounts                                        33
	7.04    Regular Fund                                                  33
	7.05    Forfeitures                                                   34
	7.06    Voluntary Fund                                                35
	7.07    Transfers to Pension Trust                                    35

ARTICLE VIII       Top Heavy Provisions                                       36
	8.01    Supersession                                                  36
	8.02    Minimum Allocation                                            36
	8.03    Top-Heavy Vesting Schedule                                    36
	8.04    Impact on Maximum Benefits                                    37

ARTICLE IX         Administrative Committee                                   38
	9.01    Appointment                                                   38
	9.02    Rules                                                         38
	9.03    Agents                                                        38
	9.04    Construction                                                  38
	9.05    Records                                                       38
	9.06    Conflict of Interest                                          38
	9.07    Claims                                                        38
	9.08    Liability                                                     38
	9.09    Indemnification                                               38
	9.10    Administrative Expenses                                       39

	ARTICLE X       Trust Fund                                            40
	10.01   The Trust                                                     40
	10.02   Investment Powers                                             40
	10.03   Investment Funds                                              40

   ARTICLE XI      Accountings                                                41
	11.01   Separate Accounts                                             41
	11.02   Trust Records                                                 41
	11.03   Annual Accountings                                            41

ARTICLE XII        General Provisions Concerning the Trustee                  42
	12.01   Protection                                                    42
	12.02   Direction of Committee                                        42
	12.03   Identity of Committee Members                                 42
	12.04   Compensation                                                  42
	12.05   Liability                                                     42
	12.06   Litigation                                                    42
	12.07   Resignation                                                   42
	12.08   Valuation                                                     42

ARTICLE XIII       Amendment; Termination; Exclusive Benefit                  43
	13.01   Amendments                                                    43
	13.02   Action by Employer                                            43
	13.03   Exclusive Benefit                                             43
	13.04   Termination                                                   43
	13.05   Amendment to Vesting Schedule                                 43

ARTICLE XIV        Miscellaneous Provisions                                   44
	14.01   Contract of Employment                                        44
	14.02   Benefits from Trust Alone                                     44
	14.03   Spendthrift                                                   44
	14.04   Payment to Minor                                              44
	14.05   Merger                                                        44
	14.06   Plan Parties                                                  44
	14.07   Headings                                                      44
	14.08   Gender                                                        44
	14.09   Construction                                                  44

PLYMOUTH RUBBER COMPANY
RETIREMENT SAVINGS AND
PROFIT SHARING IAN
AND
TRUST


	WHEREAS, Plymouth Rubber Company, Inc. (the "Employer") established a Profit Sharing Plan and Trust (the "Plan") effective as of December 1, 1955; and

	WHEREAS, the Employer amended and restated the Plan effective December 1, 1985; and

	WHEREAS, the Plan provides that the Employer shall have the right at any time, and from time to time to amend the Plan; and

	WHEREAS, the Employer desires to amend and restate the Plan

   NOW THEREFORE, the Employer hereby amends and restates the Plymouth Rubber Company, Inc, Profit Sharing Plan and Trust effective as of December 1, 1989 except as otherwise indicated, hereafter to be known as the Plymouth Rubber Company Retirement Savings and Profit Sharing Plan and Trust. The Plan and Trust are intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time and the Employee Retirement Income Security Act of 1974, as amended. The provisions of this Plan and Trust shall only apply to an Employee who terminates his employment on or after the Effective Date. The rights and benefits of any former Employee shall be determined under the provisions of the Plan in effect as of the time of his termination of employment.

ARTICLE I
DESIGNATION OF TRUST

1.01 The Plan and Trust shall be known as Plymouth Rubber Company, Inc. Retirement Savings and Profit Sharing Plan and Trust and is established for the exclusive benefit of the Participants. The terms of the Plan and Trust are intended to comply with Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and the provisions of the Employee Retirement Income Security Act of 1974, as well as all applicable regulations and rulings there-under, in order that the Plan and Trust may qualify as a tax exempt retirement plan.


ARTICLE II
DEFINITIONS

2.01 "Account" means the total accounts established and maintained by the Trustee for each Participant which shall reflect the Participant's share of the Profit Sharing Fund and his share of the 401(k) Fund.

2.02 "Actual Contribution Percentage" (hereinafter "ACP") means for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the Participant's Contri-bution Percentage Amounts for the Plan Year to (2) the Participant's Compensa-tion for the Plan Year (whether or not the Participant was a Participant for the entire Plan Year for years beginning after December 31, 1991).

2.03 "Actual Deferral Percentage" (hereinafter "ADP") means for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Elective Contributions allocated to such Participant's Employee Elective Account for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Participant was a Participant for the entire Plan Year for years beginning after December 31, 1991).

2.04 "Additions" means with respect to each Plan Year, the total of the Employer Contributions, Employee Contributions and Forfeitures allocated to a Participant's Account (exclusive of any forfeited amounts reinstated pursuant to Section 6.06). Additions include amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l) (2) of the Code
which is part of a   pension or annuity plan maintained by the Employer and
amounts derived from contributions paid or accrued after December 31,1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
Section 419(e) of the Code, maintained by the Employer.

2.05 "Administrator" means the Person or Persons designated by the Board of Directors to administer the Plan. If more than one Person shall be designated, the Committee thus formed shall be known as the "Administrative Committee" or "Committee" and all references to the Plan Administrator shall be deemed to apply to the Administrative Committee. If no person or persons are so desig-nated, the Employer shall be the Administrator.

2.06 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

2.07 "Aggregate Limit" means the sum of (1) 125 percent of the greater of the ADP of the Participants who are not Highly Compensated Employees for the Plan Year or the ACP of the Participants who are not Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (2) the lesser of 200% or two plus the lesser of the ADP or ACP.

2.08 "Annual Compensation" and "Compensation" means all of each Participant's W-2 compensation for the Plan Year as defined in Section 414(s) of the Code. Amounts contributed by the Employer under the Plan, except amounts deferred pursuant to Section 4.02, any amounts deferred pursuant to Section 125 of the Code, and any nontaxable fringe benefits shall not be considered as Compensa-tion. Solely for purposes of Section 2.02 and Section 2.03 of this Plan, amounts deferred pursuant to Sections 4.02 and any amounts deferred pursuant to Section 125 of the Code may be excluded as compensation. The compensation of each participant taken into account under the plan for any year beginning after December 31, 1988 shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code.
In determining the compensation of a participant for purposes of this limita-tion, the rules of section 414(q)(6) of the Code shall apply, except in apply-ing such rules, the term "family" shall include only the spouse of the partici-pant and any lineal descendants of the participant who have not attained age 19 before the end of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each such individual's compen-sation as determined under this section prior to the application of this limi-tation. For purposes of any allocations of Employer contribution or forfeitures for the year in which a Participant begins or resumes participation, compensa-tion before participation began or resumed shall be disregarded.

2.09 "Authorized Leave of Absence" means any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence, An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employer within the period provided by law.

2.10 "Beneficiary" means the person or persons designated by a participant in accordance with Section 3.04 to receive all or any portion of the benefits payable from the Trust Fund under Section 6.04 in the event of the death of a Participant, or a person considered to be a Beneficiary under Section 3.04.

2.11  "Board of Directors" means the Board of Directors of the Employer.

2.12 "Break in Service" means a Plan Year during which the Participant does not complete more than 500 hours of service with the Employer.

2.13 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.14 "Contribution Percentage Amounts" means for purposes of the ACP test, any Matching Contributions plus any Qualified Non-Elective Contributions (to the extent not taken into account for purposes of the ADP test) plus Elective Deferrals to the extent the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test. The extent to which any Qualified Non-Elective Contributions and Elective Deferrals are used to satisfy the ACP test is subject to such other requirements as may be prescribed by the Secretary of the Treasury and shall not exceed the amount necessary to meet the ACP test.

2.15 "Deferred Compensation" means that portion of each Participant's Annual Compensation that such Participant has elected to defer pursuant to Section 4.02.

2.16 "Determination Date" means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, it means the last day of that year.

2.17 "Disability" means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

2.18 "Early Retirement Date" means the first day of the month next following the date on which a Participant attains his 55th birthday and has completed at least 10 Years of Service with the Employer.

2.19 "Effective Date" means January 1, 1989, the date on which the provisions of this Plan and Trust become effective, unless otherwise specified.

2.20 "Elective Deferrals" means the Employer's contributions to the Plan which are made pursuant to a Participant's deferral election.

2.21 "Eligible Employee" means an Employee described in Section 3.01 who is a member of an eligible class of Employees for purposes of Plan participation.


2.22 "Employee" means any Employee of the Employer or any Affiliated Employer. The term Employee shall include any Leased Employee deemed to be an Employee of any Employer described in the above sentence as provided in Sections 414(n) or
(o) of the Code.

2.23 "Employee Contribution" means a contribution to the Plan made on behalf of a Participant that is not excludable from the Participant's gross income. Provided, however this Plan shall not accept Employee Contributions after the last day of the last Plan Year beginning before December 31, 1986.

2.24 "Employee Elective Account" means that portion of each Participant's Account attributable to the Elective Deferrals and any Qualified Non-Elective Contributions.

2.25 "Employer" means Plymouth Rubber Company, Inc. and any Affiliated Employer and their successors.

2.26 "Employer Contribution Account" means the sum of each Participant's Employer Non-Elective Profit Sharing Account and his Employer Matching Contribu-tion Account.

2.27 "Employer Contribution" means for each year the aggregate contribution for that year made by the Employer.

2.28 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

2.29 "Employer Elective Contribution" means for purposes of the ADP test, Elective Deferrals including excess contributions as described in Section 402(g) of the Code but excluding Elective Deferrals that are taken into account in the ACP test (provided the ADP test is satisfied both with and without the exclusion of these contributions), and any Qualified Non-Elective Contributions.

2.30 "Entry Date" means January 1st, April 1st, July 1st and October 1st of each Year.

2.31 "ERISA" means Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.32 "Excess Aggregate Contributions" means with respect to any Plan Year the excess of the contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year over the maximum amount permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of ACPs, beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

2.33 "Excess Contributions" means with respect to any Plan Year, the excess of the aggregate amount of employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year over the maximum amount permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of ADPs, beginning with the highest of such percentages).

2.34 "Excess Elective Deferrals" means those Elective Deferrals that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such code section. For purposes of determining Excess Elective Deferrals a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an election to defer under any cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension as described under Section 402(h)(1)
(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described in Section 501(c)(18) of the Code, and any employer contributions to an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Excess Elective Deferrals shall be treated as Additions under the Plan.

2.35 "Family Member" means an individual described in Section 414(q)(6)(B) of the Code.

2.36 "Fiduciaries" means the Administrative Committee, the Employer, and the Trustee but only with respect to the specific responsibilities of each for the Plan and Trust administration, all as described in Articles IX, X, XI, and XII.


2.37 "Forfeitures" means that portion of a Participant's Employer Contribution Account which is forfeited because of termination of employment before full vesting and occurs on the last day of the Plan Year in which the Participant incurs a one year Break-in-Service.

2.38 "Highly Compensated Employee" means both Highly Compensated active Employees and Highly Compensated former Employees. A Highly Compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and who are one of the 100 Employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.
If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. A Highly Compensated former Employee includes any Employee who separated (or was deemed to have separated) from service prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

2.39  "Hours of Service" means
	(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.
	(b) Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by the Employer (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity, including disability, layoff, jury duty, military duty or leave of absence; excluding, however, any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with worker's compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be "directly or indirectly paid, or entitled to payment by the Employer" regardless of whether such payment is (i) made by or due from the Employer directly, or (ii) made indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums.
	(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, without dupli-cation of hours provided above, and subject to the 501-hour restriction for periods described in the foregoing subparagraph (b). The foregoing provisions shall be administered in accordance with Department of Labor rules set forth in Section 2530.200b-2(b) and (c) of the Rules and Regulations for Minimum Standards for Employee Benefit Plans, In addition to, but not in duplication of, the foregoing provisions, an Employee shall receive service for any period of Authorized Leave of Absence.
	(d) Solely for purposes of determining whether a Break-in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence, except that the total number credited shall not exceed 501, For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of pregnancy of the individual, (2) by reason of birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that period, or (2) in all other cases, in the following computation period.
       (e) Hours of service will be credited for employment with other members of an affiliated service group (under Section 414 (m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under Section 414 (c)) of which the Employer is a member, and any other entity required to be aggregated with the employer pursuant to section 414(o) and the regulations there-under. Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or Section 414(o) and the regulations thereunder.

2.40 "Ineligible Employee" means an Employee described in Section 3.01 who is not a member of an eligible class of Employees for purposes of Plan participa-tion.

2.41 "Key Employee" Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 401(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years.
The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

2.42 "Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person ("leasing organization") has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.
A Leased Employee shall not be considered an Employee of the recipient Employer if: (i) such Employee is covered by a money purchase pension plan providing:
(1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)
(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's work force.

2.43 "Limitation Year" means for purposes of maximum annual Additions the 12-month period coinciding with the Plan Year.

2.44 "Employer Matching Contribution" means the Employer's Matching Contribu-tion pursuant to Section 4.01(b).

2.45 "Net Profits" means with respect to any Year the net income of the Employer determined from the Employer's books and records without deduction for the Employer's contributions to this Plan for the current Plan Year.

2.46 "Non-Elective Profit Sharing Contribution" means the Employer's contribu-tions to the Plan pursuant to Section 4.01(c).

2.47 "Non-Highly Compensated" means any Participant or former Participant who is neither a Highly Compensated Employee nor a Family Member of the Highly Compensated Employee.

2.48  "Non-Key Employee" means any Employee who is not a Key Employee.

2.49  "Normal Retirement Age" means age sixty-two (62) years.

2.50 "Participant" means any Employee who has qualified to participate in accordance with Article III.

2.51 "Permissive Aggregation Group" means each plan of the Employer which is included in a Required Aggregation Group and any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

2.52 "Plan" means this Retirement Savings and Profit Sharing Plan, as amended from time to time.

2.53 "Plan Year" means the twelve consecutive month period ending on November 30, 1990. Subsequent Plan Years will end on December 31st. A short Plan Year will commence on December 1, 1990 and end on December 31st, 1990. Subsequent Plan Years will commence on January 1st of each year and end on December 31st of each year.

2.54 "Profit Sharing Account" means that portion of each Participant's account attributable to Employer Contributions to the Profit Sharing Fund.

2.55 "Profit Sharing Voluntary Account" means that portion of each Partici-pant's Employee Contributions to the Profit Sharing Fund.

2.56 "Qualified Non-Elective Contributions" means a contribution made by the Employer which is not made pursuant to a Participant's deferral election but which is made pursuant to Sections 5.10 or 5.12 in satisfaction of the ADP or ACP tests.

2.57 "Required Aggregation Group" means each plan of the Employer in which a Key Employee is a Participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated) including a plan of a self employed individual and each other plan of such Employer which enables any plan of the Employer in which a Key Employee is a Participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

2.58 "Rollover Account" means the Account maintained for a Participant to record amounts transferred to the trust pursuant to Section 4.05.

2.59 "TEFRA" means The Tax Equity and Fiscal Responsibility Act of 1982 and any regulations thereunder.

2.60 "Top-Heavy Plan" means, for any Plan Year beginning after December 31, 1983, a Plan for which any of the following conditions exist:
	(a) The Top Heavy Ratio for the Plan exceeds sixty percent (60%), and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.
	(b) The Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds sixty percent (60%).
	(c) The Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the group exceeds sixty percent (60%).

2.61  "Top-Heavy Ratio" means:
	(a) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer has not maintained any defined benefit plan which, during the 5-year period ending on the Determination Date(s), has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Deter-mination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations there-under. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.
	(b) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer main-tains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Deter-mination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribu-tion of an accrued benefit made in the five-year period ending on the Determination Date.
	(c) For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regula-tions thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
	The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
	(d) When aggregating plans with different Determination Dates, only dates falling within the same calendar year will be used.

2.62 "Trust" means the Employer's Retirement Savings and Profit Sharing Trust created by this Agreement and all amendments thereto.

2.63 "Trust Fund" means the total of the property held in the trusts for the benefit of the Participants and their beneficiaries. "Profit Sharing Fund" shall mean the property held in trust for the benefit of Participants and their beneficiaries as of December 1, 1989 and any future income earned by such fund. "401(k) Fund" shall mean all contributions made to a trust for the benefit of Participants and their beneficiaries in accordance with Article IV of this restated Plan and the earnings thereon.

2.64 "Trustee" means the trustee(s) or any successor trustee or trustees designated by the Board of Directors.

2.65 "Valuation Date" means the date on which the Trust Fund is valued in accordance with Section 12.08.

2.66 "Vesting Service" means a Participant's service for purpose of determining the nonforfeitable portion of his Employer Contribution Account. Subject to the provisions of Section 3.03, a Participant shall accrue a year of Vesting Service for each Plan Year in which he accumulates 1,000 Hours of Service. Service with an Affiliated Employer or a predecessor employer shall be considered service with the Employer for purposes of vesting. All service prior to the Effective Date and prior to an Employee becoming a Participant shall be considered for purposes of vesting.

2.67  "Year" means the Plan Year.

2.68 "Year of Service" means a 12 consecutive month period commencing on the Employment Commencement Date during which an Employee completed 1,000 or more Hours of Service and any subsequent Plan Year, including the Plan Year beginning during the above 12 consecutive month period, during which an Employee performs 1,000 or more Hours of Service.


ARTICLE III
PARTICIPATION AND SERVICE

3.01 Participation, Eligibility and Service shall be determined in accordance with the following:
	(a) Eligible Employees: All Employees of the Employer shall be eligible for participation in the Plan, except for the following classifications of Employees:
	     (i) Employees whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Section 7701(a)(46) of the Code) and the Employer under which retirement benefits were the subject of good faith bargaining between parties.
	     (ii) Non-resident aliens who receive no earned income from the Employer which constitutes income from sources within the United States.
	(iii) Employees of any Affiliated Employer.
	(b) Participation: Each Eligible Employee whose employment commence-ment date is prior to April 1, 1990 shall become a Participant on the Entry Date next following his completion of one Year of Service. Each Eligible Employee whose employment commencement date is subsequent to March 31, 1990 shall become a Participant on the Entry Date next following his completion of one Year of Service and his attainment of age 21.
3.02 Participation and Service on Reemployment. Upon the reemployment of any person who had been previously employed by the Employer, the following rules shall apply.
	(a) Participation: If the Employee is rehired before he has 5 consecutive one-year Breaks in Service, he shall participate in the Plan as of the date of his reemployment, if he is an eligible employee and if he previously met the age and service requirements of Section 3.01
	(b); or, if not, as of the Entry Date following his reemployment on which he has completed the requirements of Section 3.01. If an Employee (whether or not previously a Participant) is rehired after he has 5 consecutive one-year Breaks in Service and after cancellation of pre-break Service as determined in accordance with paragraph (b) below, he must meet the requirements of Section 3.01 for Participation in the Plan as if he were a new Employee. If an Employee is rehired after he has 5 consecutive one-year Breaks in Service but prior to cancellation of his pre-break Service as determined in accordance with paragraph (b) below, he shall recommence Participation as of the date of his reemployment, if he previously was a Participant; or, if not, as of the Entry Date following his reemployment on which he has completed the requirements of Section 3.01.
	(b) Service: In the case of a Participant who was vested when his prior period of employment terminated, any Service attributable to his prior period of employment shall not be cancelled and shall be rein-stated as of the date of his reparticipation. In the case of a reemployed Employee who was not a Participant in the Plan during his prior period of employment, or in the case of a Participant who was not vested when his prior period of employment terminated, any service attributable to his prior period of employment shall be cancelled as of the date he has 5 consecutive one-year Breaks in Service. If Service attributable to his prior period of employment is not cancelled pursuant to the preceding sentence, it shall be reinstated upon his commencing or recommencing participation.
	(c) Maternity and Paternity Leave: Notwithstanding the foregoing, if an Employee's termination of employment is due to a "maternity or paternity leave", then paragraph (b) of this Section shall be read by substituting the number "6" for the number "5" wherever it appears therein. For the purposes of this Plan, "maternity or paternity leave" means termination of employment or absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of the child by an Employee, or the caring for an Employee's child during the period immediately following the child's birth or placement for adoption.
	The Administrator shall determine, under rules of uniform application and based on information provided to the Committee by the Employee, whether or not the Employee's termination of employment or absence from work is due to "maternity or paternity leave".
3.03 Service as an Ineligible Employee. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the service requirements and could have previously become a Participant had he been in the eligible class. In the event a Participant shall go from a classification of an Eligible Employee to an Ineligible Employee, such Employee shall continue to vest in his interest in the Plan for each Year of Service completed while an Ineligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund. If such Employee does not incur a Break in Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Employee incurs a Break in Service, his eligibility to participate shall be determined pursuant to paragraphs (a) and (b) of Section 3.02 above. If an Employee who goes to an ineligible classification is 100% vested in his Accounts and becomes a partici-pant in a compatible defined contribution plan maintained by the Employer for the ineligible classification of Employees, the Administrator may direct the Trustee to transfer the Participant's Accounts to such defined contribution plan. The Trustee is authorized to accept the transfer of accounts from a plan maintained for an ineligible classification of Employees with respect to an Employee who becomes a Participant in this plan upon becoming a member of the eligible class of Employees.
3.04 Designation of Beneficiary. Designation of a Beneficiary or Bene-ficiaries under the Plan shall be governed by the following rules:
	(a)  Designation Procedure:  Subject to the provisions of subsection
	(b), each Participant or former Participant from time to time may designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits.
	Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Administrator during the Participant's lifetime.
	Each Beneficiary designation filed with the Administrator will cancel all Beneficiary designations previously filed with the Administrator. The revocation of a Beneficiary designation no matter how effected, shall not require the consent of any designated Beneficiary except as provided in subsection (b) below.
	(b) Spousal Consent: No Beneficiary designation shall be effective under the Plan unless:
	     (1) the Participant's spouse consents in writing to such designation,
	(2) a specific beneficiary including any class of beneficiaries or contingent beneficiaries is designated which may not be changed without spousal consent (or the spouse expressly permits designation by the Participant without further consent),
	(3) the spouse's consent acknowledges the effect of such designation and
	(4) the spouse's signature is witnessed by a plan representative or a notary public.
	A spouse's consent shall be valid under this Plan only with respect to the specified Beneficiary or class of Beneficiaries designated by the Participant. If the Beneficiary or Beneficiaries are subsequently changed by the Participant, a new consent by the spouse will be required. The spouse's consent to any Beneficiary designation made by a Participant pursuant to this Plan, once made, may not be revoked by the spouse.
	Notwithstanding the foregoing, spousal consent to a Participant's Beneficiary designation shall not be required if:
	     (i) the spouse is designated as the sole primary beneficiary by the Participant, or
	     (ii) it is established to the satisfaction of the Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.
	Any consent by a spouse or any determination that the consent is not required pursuant to paragraphs (i) or (ii) above, shall be effective only with respect to such spouse.
	(c) Lack of Designation: If any Participant or former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by the deceased Participant dies before him or before complete distribution of the Participant's benefits, such Participant's benefits shall be paid in accordance with the following order of priority:
	(i) to the Participant's surviving spouse, or if there be none surviving,
	     (ii)   to the Participant's estate.


ARTICLE IV
CONTRIBUTIONS

4.01 Employer Contributions: For each Plan Year, the Employer shall contribute to the 401(k) Fund:
	(a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.02(a), which amount shall be deemed an Employer's Elective Contribution.
	(b) A discretionary matching contribution equal to a percentage of each Participant's Deferred Compensation, to be determined each year by the Employer, which amount shall be deemed an Employer's Matching Contribution. The Employer's Matching Contribution shall only be made provided the maximum Employer's Non-Elective Profit Sharing Contri-bution has been made for such Plan Year.
	(c) A discretionary amount which amount shall be deemed an Employer's Non-Elective Profit Sharing Contribution. The Employer's Non-Elective Profit Sharing Contribution, if any, shall not exceed 1% of the total Annual Compensation of the Participants entitled to receive an alloca-tion pursuant to Section 5.02.
	(d) The Employer's contributions for any Plan Year shall not exceed the maximum amount which would be deductible to the Employer under the provisions of Section 404 of the Code. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee. The Employer's Contribution shall be made without regard to current or accumulated Net profits. Notwithstanding the foregoing, the Plan shall be designated to qualify as a Profit Sharing Plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.
	(e) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which would be deductible under Section 404 of the Code.
4.02  Participant's Salary Reduction Election.
	(a) Each Participant may elect to defer 1% to 15% of his Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election or, if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date such arrangement first became effective.
	The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribu-tion and allocated to that Participant's Employee Elective Account.
	(b) The balance in each Participant's Employee Elective Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.
	(c) Amounts held in a Participant's Employee Elective Account may not be distributed prior to the earlier of:
	     (1) his termination of employment, total and permanent disability, or death;
	     (2)  his attainment of age 59 1/2;
	     (3) termination of the Plan without establishment of a successor plan by the Employer or an Affiliated Employer;
	     (4) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets;
	     (5) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary; or
	(d)  A Participant's Deferred Compensation made pursuant to this Section
	4.02 of this Plan, or any other qualified plan maintained by the Employer, for any taxable year, shall not exceed $7,979.00 as indexed under Section 4.02(g) of the Code.
	(e) In the event a Participant has received a hardship distribution from his Employee Elective Account pursuant to Section 4.02(g), then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf until the fifth entry date following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 4.02(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan
	(and any other plan maintained by the Employer) for the taxable year of the hardship distribution.
	(f) A Participant may assign to this Plan any Excess Elective Deferrals during a taxable year of the Participant by notifying the Administrator on or before March 15 of the year following the year in which the deferrals were made. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of the year follow-ing the year in which the deferrals were made to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to the Participant's Excess Elective Deferrals is the sum of: (1) income or loss allocable to the Participant's Employee Elective Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denomina-tor is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
	(g) At the request of a Participant, the Committee shall direct the Trustee to distribute to any Participant or his Beneficiary in any one Plan Year up to 100% of his Elective Deferrals, valued as of the last Valuation Date, in the case of an immediate and heavy financial need of the Participant. Withdrawal under this Section shall only be authorized on account of medical expenses described in Section 213(d) of the Code incurred by the Employee, the Employee's spouse, or any dependents of the Employee; purchase of a principal residence for the Employee; payment of tuition for the next semester of post-secondary education for the Employee, his spouse, children or dependents; or to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage on the Employee's principal residence. Any distribution made pursuant to this section shall require notice to and the consent of the Participant's spouse as described in Section 6.10. Distributions pursuant to this provision must meet the following requirements:
	     (1) The distribution may not exceed the amount of the immediate and heavy financial need of the Participant.
	     (2) The Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.
	     (3) The Participant's elective contributions under this Plan must be suspended until the fifth entry date after receipt of the distribution.
	     (4) Distribution paid pursuant to this Section shall be deemed to be made as of the next preceding Valuation Date and the Parti-cipant's Employee Elective Account shall be reduced accordingly.
	(h) The Employer and the Administrator shall adopt a procedure to implement the cash or deferred elections provided for herein. Such procedure shall provide for the following:
	     (1) A Participant may commence making Elective Deferrals to the Plan at any time following the satisfaction of the eligibility requirements provided for in Section 4.02(a). The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such Election with the Administrator. Such election shall initially be effec-tive beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked; provided, however, termination of the Participant's employment, or his ceasing to be a Participant for any reason, shall be deemed to revoke any salary reduction agreement then in effect.
	(2) A Participant may modify or revoke a prior election and con-currently make a new election by filing a written notice with the Administrator at least thirty (30) days (or upon such shorter notice period as may be acceptable to the Administrator) prior to the end of the Plan Year and at such other times as may be established at the discretion of the Administrator.
4.03  Time of Payment of Employer Contribution.
	The Employer shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the fiscal year.
	However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions are known and can reasonably be segregated from the Employer's general assets, but in any event within 90 days from the date on which such amounts would otherwise be payable to the Participant in cash. The provisions of Department of Labor Regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Partici-pant's Employee Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.
4.04 Erroneous Employer Contributions. All Contributions by the Employer are conditioned upon the initial qualification of the Plan under the Code, and upon their deductibility under Sections 404 of the Code. Upon the request of the Employer, any contribution made (a) by reason of a mistake of fact or (b) conditioned upon initial qualification of the Plan, shall be returned to the Employer within one (1) year of the mistaken payment of the contribution, the date of denial of qualification, or disallowance of the deduction, as the case may be.
4.05 Rollover Amount From Other Plans. An Employee eligible to participate in the Plan, regardless of whether he has satisfied the participation require-ments of Section 4.02(a), may transfer to the Trust Fund a "Qualifying Rollover Distribution", as defined in Section 402(a)(5)(E) Code as "1 or more distribu-tions (1) within one taxable year of the employee on account of a termination of the plan of which the trust is a part or, in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan, or (2) which constitutes a lump sum distribution within the meaning of subsection (e)(4)(A) (determined without reference to subparagraphs (B) and (H) of subsection (e)(4)" which, in part, defines lump sum distribution as "the distribution or payment within one taxable year of the recipient of the balance to the credit of an employee which becomes payable to the recipient
(i) on account of the employee's death, (ii) after the employee attains age
59 1/2, (iii) on account of the employee's separation from service, or (iv) after the employee has become disabled", provided that such distribution is from a plan which meets the requirements of Section 401(a) of the Internal Revenue Code (hereinafter the "Other Plan"). The procedures approved by the Committee shall provide that such a transfer may be made only if the following conditions are met:
	(a) the transfer occurs on or before the 60th day following the Employee's receipt of the distribution from the Other Plan;
	(b) the amount transferred is equal to any portion of the distribution the Employee received from the Other Plan, subject to the maximum rollover provision of Section 402(a)(5)(B) of the Code, limiting such amount to the fair market value of all property received in such a distribution reduced by employee contributions, as defined in Section 402(a)(5)(E) of the Code.
	The Administrator shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the 401(k)
	Trust Fund and shall be credited to the Employee's Rollover Account. Such Account shall be 100 percent vested in the Employee and shall share in income allocations in accordance with Section 5.05. Upon termination of employment, the total amount of the Employee's Rollover Contribution Account shall be distributed in accordance with Section
	6.07. Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the partici-pation requirements, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.


ARTICLE V
ALLOCATION OF CONTRIBUTIONS

5.01 Separate Accounts. The Administrator shall keep appropriate books and records showing the respective interest of all Participants hereunder, and the Administrator shall maintain within the 401(k) fund a separate Employer Non-Elective Profit Sharing contribution Account, Employer Matching Contribu-tion Account, and an Employee Elective Account for each Participant. A separate account shall also be maintained within the 401(k) Fund for any Rollover
Account established for an Employee pursuant to Section 4.05. A separate Profit Sharing Account and Profit Sharing Voluntary Account shall also be maintained within the Profit Sharing Fund.
5.02 Allocation of Discretionary Contributions. Any discretionary Employer's Non-Elective Profit Sharing Contribution for the Plan Year and any Forfeitures allocable pursuant to Section 6.06 shall be credited as of the last day of the Plan Year to the Employer Non-Elective Profit Sharing Contribution Account of the Participants who completed a Year of Service during the Plan Year and were in the employ of the Employer on the last day of the Plan Year, or who terminated their employment for reasons of death, disability or retirement during the Plan Year. The amounts allocated to such Accounts will be in pro-portion to the amounts of Annual Compensation earned during such Year by the respective Participants and such allocation will be made as of the last day of the Plan Year.
5.03 Allocation of Elective Contributions. The Employer's Elective Contribution shall be allocated to each Participant's Employee Elective Contribution Account in an amount equal to such Participant's Deferred Compensation for the Year.
5.04  Allocation of Matching Contributions.  Employer Matching Contributions,
if any, shall be allocated as of the last day of the Plan Year to the Employer Matching Contribution Accounts of the Participants entitled to receive such contribution and who are in the employ of the Employer on the last day of the Plan Year.
Forfeitures attributable to matching contributions shall be allocated to those Participants entitled to receive an Employer Matching Contribution for the year in proportion to the amounts of Annual Compensation earned during each year by such participants.
5.05 Annual Adjustment. The Administrator shall adjust the Participants' 401(k) Fund Accounts as of each Valuation Date as follows:
	(a) First, charge to each Account, other than the Profit Sharing Account, of each Participant all distributions made from such Account since the last preceding Valuation Date;
	(b) Second, adjust the balances of each Account, other than the Profit Sharing Account, to reflect the net fair market value of the 401(k) Fund;
	(c) Third, allocate and credit the Employer Contributions and Forfeitures, if any, which are to be credited as of such Valuation
	Date accordance with Sections 5.02, 5.03, and 5.04.
	(d) The Administrator shall adjust Participants' Profit Sharing Fund Accounts in accordance with Article VII.
5.06  Relevant Dates.  Credits or deductions under Sections 5.02, 5.03, 5.04 and 5.05 shall be deemed to have been made on the date to which they are related although actually determined on some later date.
Distributions to a Participant or his Beneficiary shall be based on the fair market value of the Participant's Accounts as of the Valuation Date (as
provided in Section 12.08) coinciding with or next following the date of termination of employment or other relevant date rather than on such date.
5.07  Directed Investment Account.
	(a) The Administrative Committee with the approval of the Company may determine that the Participants be permitted to direct the investment
	of any or all of their Accounts maintained in the 401(k) Fund in any
	one or more investment options.
	(b) If such permission is given, the Administrative Committee shall direct the Trustee to establish one or more investment funds and establish a procedure for the Participants to direct the investment of their 401(k) Accounts among such funds,
5.08 Maximum Additions. Notwithstanding anything contained herein to the contrary, the total Additions to both the Employer and Employee Contribution Accounts of a Participant for any Plan Year shall not exceed the lesser of $30,000.00 or twenty-five percent (25%) of the Participant's Annual Compensa-tion for such Plan Year, except that such $30,000.00 shall be increased as permitted by Internal Revenue Service Regulations to reflect cost-of-living adjustments. If such Additions exceed the limitations, any Employee Contri-butions made by the Participant for the Plan Year which cause the excess shall be returned to the Participant. If, after returning such contributions to the Participant, an excess still exists, such excess shall be used to reduce Employer Contributions for such Participant in the next succeeding Limitation Years. If the Participant is not covered by the Plan at the end of the Limitation Year, such excess will be used to reduce Employer Contributions for all remaining Participants in the next and succeeding Limitation Years.
	Notwithstanding the foregoing, the otherwise permissible annual Additions for any Participant under this Plan may be further reduced
	to the extent necessary as determined by the Administrator, to prevent disqualification of the Plan under Section 415 of the Internal Revenue Code, which imposes the following additional limitations on the bene-fits payable to Participants who also may be participating in another qualified pension, profit sharing, savings, stock bonus plan, or welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer or any of the members of the controlled group of corporations of which the Employer is a part.
	If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Employer, the
	sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0. The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which
	is the Participant's projected annual benefit under the Plan (determined at the close of the Plan Year) and the denominator of which is the lesser of (1) 1.25 multiplied by $90,000 or such greater amount permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments or (2) 1.4 multiplied by 100% of the Participant's average Annual Compensation, during the three consecutive years when
	his Annual Compensation was highest. The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual Additions to the Participant's Accounts in such Plan Year and for all prior years and the denominator of which is the sum of the applicable maximum amounts of annual Additions which would have
	been made under Section 415(c) of the Code for such Plan Year and for all prior years of such Participant's employment (assuming for this purpose, that said Section 415(c) had been in effect during such prior years). The applicable maximum amount for any Plan Year shall be equal to the lesser of 1.25 multiplied by the dollar limitation in effect for such Plan Year under Subsection 415(c)(1)(A) of the Internal Revenue Code or 1.4 multiplied by 25% of the Participant's Compensation for
	such Plan Year. For purposes of this limitation, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution Plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan. The extent to which annual Additions under the Plan shall be reduced as compared with the extent to which the annual benefit under any defined benefit plan shall be reduced in order to achieve compliance with the limitations of Section 415 of the Code shall be determined by the Committee in such a manner so as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan, the Committee shall advise affected Participants of
	any additional limitation on their annual benefits required by this Section of the Plan.
	The above limitations are intended to comply with the provisions of
	Section 415 of the Internal Revenue Code so that the maximum benefits provided by plans of the Employer shall be exactly equal to the maximum amounts allowed under Section 415 of the Internal Revenue Code and regulations thereunder. If there is any discrepancy between the pro-visions of this Section 5.08 and the provisions of Section 415 of the Internal Revenue Code and regulations thereunder, such discrepancy
	shall be resolved in such a way as to give full effect to the provi-sions of Section 415 of the Code.
5.09  Actual Deferral Percentage Test.  For each Plan Year:
	(a) The Actual Deferral Percentage (hereinafter "ADP") for Partici-pants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are not Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
	     1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who
	     are not Highly Compensated Employees for the same Plan Year multiplied by 1.25; or
	     2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who
	     are not Highly Compensated Employees for the same Plan Year multi-plied by 2.0; provided that the ADP for Participants who are
	     Highly Compensated Employees does not exceed the ADP for Partici-pants who are not Highly Compensated Employees by more than two
	     (2) percentage points.
	(b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals, or Qualified Non-Elective Contributions allocated to his Accounts under
	two (2) or more cash or deferred arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such contributions were made under a single cash or deferred arrangement. If a Highly Compensated Employee participates
	in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within
	the same calendar year shall be treated as a single arrangement.
	(c) In the event that this Plan satisfied the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only when aggregated with one
	or more other plans, or if one or more other plans satisfy the require-ments of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Partici-pants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy
	Section 401(k) of the Code only if they have the same plan year.
   (d) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, Elective Deferrals, Qualified Non-Elective Contributions, and Compensation of such Participant shall include such Contributions and Compensation for the Plan Year of Family Members. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in deter-mining the ADP both for Participants who are not Highly Compensated Employees and for Participants who are Highly Compensated Employees.
	(e) For purposes of determining the ADP test, Elective Deferrals and Qualified Non-Elective contributions must be made before the last day
	of the twelve-month period immediately following the Plan Year to
	which contributions relate.
	(f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions used in such test.
	(g) The determination and treatment of the ADP amounts of any Partici-pant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
5.10  Adjustment To Actual Deferral Percentage Test.
In the event the initial allocations to the Participants' Employee Elective Accounts do not satisfy one of the tests set forth in Section 5.09, the Administrator shall either:
	(a)  Distribute such Excess Contributions plus any income and minus
	any loss allocable thereto by the last day of the Plan Year to the Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which
	such excess amounts arose, a ten (10) percent excise tax will be
	imposed on the Employer with respect to such amounts. Such distribu-tions shall be made to Highly Compensated Employees on the basis of
	the respective portions of Excess Contributions attributable to each
	of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of
	Section 414(q)(6) of the Code in the manner prescribed by the regula-tions. Excess Contributions shall be treated as Additions under the Plan.
	     1)  Determination of Income or Loss:  Excess Contributions shall
	     be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of:
	     (i) income or loss allocable to a Participant's Employee Elective Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Employee Elective account balance without regard to any income or loss occurring during such Plan Year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
	     2) Accounting for Excess Contribution: Excess Contributions and allocable income or loss shall be distributed first from the Participant's Elective Deferrals which were not the subject of Employer Matching Contributions, then from the Participant's Elective Deferrals including related Employer Matching Amounts to the extent used in the ADP test for the Plan Year, and then from any Qualified Non-Elective contribution used in the ADP test for the Plan Year.
	(b) Within twelve (12) months after the end of the Plan Year, the Employer shall make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 5.09. Such contribution shall be allocated to the Participant's Employee Elective Account of each Non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee's Compensation for the year bears to
	the total Compensation of all Non-Highly Compensated Employees.
5.11  Actual Contribution Percentage Tests.  For each Plan Year:
	(a) The Actual Contributions Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year
	and the ACP for Participants who are not Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
	     1) the ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who
	     are not Highly Compensated Employees for the same Plan Year multiplied by 1.25; or
	     2) the ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who
	     are not Highly Compensated Employees for the same Plan Year multi-plied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Partici-pants who are not Highly Compensated Employees by more than two
	     (2) percentage points.
	(b) Multiple use: If one or more Highly Compensated Employees parti-cipate in both a cash or deferred arrangement and a plan subject to
	the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP or the ADP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts or Employer Elective Contributions are reduced shall be treated as an Excess Aggregate Contribution or an Excess Contri-bution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP
	tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the
	ADP and ACP of the employees who are not Highly Compensated Employees.
	(c)  The ACP for any participant who is a Highly Compensated Employee
	for the   Plan Year and who is eligible to have Contribution Percentage
	Amounts allocated to his or her account under two (2) or more plans described in Section 401(a) of the Code, or arrangements described in
	Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee partici-pates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred plans ending with or within the same calendar year shall be treated as a single arrangement.
	(d) In the event that this plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the require-ments of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the ACP of Partici-pants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

   (e) For purposes of determining the ACP of a Participant who is a five percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compen-sation for the Plan Year of Family Members.
Family Members, with respect to Highly Compensated Employees, shall be dis-regarded as separate Employees in determining the ACP both for Participants who are not Highly Compensated Employees and for Participants who are Highly Compensated Employees.
	(f) Employer Matching Contributions and Qualified Non-Elective Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which contributions relate.
	(g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Elective Deferrals used in such test.
	(h) The determination and treatment of the ACP of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
5.12  Adjustment to Actual Contributions Percentage Test.
In the event, the initial allocations to the Participants do not satisfy one of the tests set forth in Section 5.11, the Administrator shall either:
	(a) Forfeit, if forfeitable, or if not forfeitable distribute, together with any income and minus any loss allocable thereto, the Excess Aggregate Contributions. Distributions hereunder shall be made no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contribution were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(g)(6) of the Code in the manner prescribed by regulation. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer

	with respect to those amounts. Excess Aggregate Contributions shall be treated as Additions under the Plan. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of (1) income or loss allocable to the Participant's Employer Matching Contribution Account (if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution Account and Employee Elective Account of the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. Excess Aggregate Contribution and allocable income or loss shall be forfeited, if for-feitable, and/or distributed in the following order of priority; Employer Matching Contributions, Qualified Non-Elective Contributions, Elective Deferrals. Anything herein to the contrary notwithstanding, any forfeiture of Excess Aggregate Contributions will be used to reduce Employer Contributions to the Plan for subsequent Plan Years.
	(b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 5.11. Such contribu-tion shall be allocated to the Participant's Employee Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Partici-pants. Separate records shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests of Section 5.09.


	ARTICLE VI
	PAYMENT OF BENEFITS

6.01 Normal Retirement. A Participant's Account balances shall be fully vested and nonforfeitable upon the attainment of the Normal Retirement Age of 62.
Such Participant shall be entitled to benefits based upon the entire amount credited to his Accounts.
6.02 Early Retirement. A Participant's Account balances shall be fully vested and nonforfeitable upon fulfilling the requirements for Early Retirement by attaining age 55 and having completed 10 Years of Service. Such Participant shall be entitled to retire on his Early Retirement Date and receive benefits based upon the entire amount credited to his Accounts. A Participant who separates from service after having 10 years of service and prior to having attained age 55, shall upon attaining age 55 be entitled to commence receiv-ing his vested benefits under the Plan.
6.03 Disability. Any Participant who separates from service because of total and permanent Disability shall be entitled to receive benefits based on the entire amount credited to his Accounts.
6.04 Death Benefits. Upon the death of a Participant, the total amounts credited to his Accounts shall be payable to his Beneficiary.
6.05 Other Termination of Employment. If a Participant's employment is terminated prior to his Normal Retirement Date for reasons other than death, disability or early retirement, he shall be entitled to the value in his Accounts as follows:
	(a) He shall be entitled to the entire balance in his Employee Elective Account, any Rollover Account maintained for him, and his Profit Sharing Voluntary Account.
   (b) He shall be entitled to an amount equal to his vested percent of his Employer Contribution Account and his Profit Sharing Account. Such vested percentage shall be determined in accordance with the following schedule based upon his Years of Vesting Service. For purposes of computing an Employee's vested percentage, Years of Service and Breaks in Service will be measured by the Plan Year.

VESTING SCHEDULE

				Number of Years of      Applicable
				 Vesting Service        Percentage
				less than 3                  0%
				3 but less than 4           10%
				4 but less than 5           20%
				5 or more                  100%

	The values of such Accounts maintained in the 401(k) Fund shall be determined as of the Valuation Date coinciding with or next following the date of termination of employment or other relevant date.
	The portion of the terminated Participant's Employer Contribution Account which does not vest in him shall be forfeited at such time and in such manner as provided in Sections 6.06 and 5.05. The portion of a terminated Participant's Profit Sharing Account which does not vest in him shall be forfeited at such time and in such manner as provided in Sections 6.06 and 7.05.
6.06 Forfeitures. Any balance in the Employer Non-Elective Profit Sharing Contribution Account, or Employer Matching Account, of a Participant who has separated from service to which he is not entitled under the foregoing provi-sions shall be held in his Account maintained in the 401(k) Fund, administered by the Trustee, and treated as though it were a Participant's Account main-tained in the 401(k) Fund, and shall subsequently, be reallocated at such time as the amount becomes a Forfeiture. Forfeitures attributable to Employer Non-Elective Profit Sharing Contributions will be reallocated as provided in
Section 5.02. Forfeitures attributable to Employer Matching Contribution will be reallocated in accordance with Section 5.04. Forfeitures attributable to Employer Contributions to the Profit Sharing Fund shall be reallocated in accordance with Sections 7.04(b) and 7.05 of the Plan,
	If a Participant who has terminated shall be re-employed by the Employer before five (5) consecutive 1-Year Break in Service, his forfeited account shall be reinstated unadjusted for any gains or losses occurring subsequent to the valuation date occurring nearest to his date of termination. However, if such Participant had received a distribution (other than a deemed distribution pursuant to Section 6.11) of his entire vested interest, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Partici-pant is subsequently re-employed by the Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution. In the event such Participant does repay the full amount distributed to him, the undistributed portion of the Partici-pant's Account shall be restored in full, unadjusted by any gains or losses occurring subsequent to the valuation date occurring nearest to the date he received the distribution.
	Notwithstanding the foregoing, if a Participant's termination of Employment is due to a maternity or paternity leave as defined in
	Section 3.04, then this Section 6.06 shall be read by substituting the number 6 for the number 5 wherever it appears.
6.07 Distribution Methods. Distributions of a Participant's Accounts may be made in one or more of the following methods at the direction of the Participant or the Beneficiary:
	(a)  By payment in one lump sum.
	(b) By payment in substantially equal installments, if the Participant has met the requirements for Early Retirement.
6.08 Distribution Requirements. The requirements of this article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December
31, 1984. All distributions required under this article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-1 of the proposed regulations.
	(a) The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.
	(b) As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):
	     (1) a period certain not extending beyond the life expectancy of the Participant, or
	     (2) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.
	(c) If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:
	     (1) If a Participant's benefit is to be distributed over (i) a period certain not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or (ii) a period certain not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.
	     (2) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.
	     (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy or (ii) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distribu-tions after the death of the Participant shall be distributed using the applicable life expectancy in section 6.8(c)(1) above as the relevant divisor without regard to Proposed Regulations
	     Section 1.401(a)(9)-2.
	     (4) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.
	(d)  Death Distribution Provisions.
	     (1) If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.
	     (2) If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:
		  (i) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;
		  (ii) if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and
		  (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.
	If the Participant has not made an election by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
	     (3) For purposes of (2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (2) with the exception of paragraph (ii) therein, shall be applied as if the surviving spouse were the Participant.
	     (4) For purposes of this Section 6.08(d), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.
	     (5) For the purposes of this Section 6.08(d), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 6.08(d)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 6.08(d)(2) above).
	(e)  Definitions
	     (1) Applicable life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Partici-pant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated, If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated.
	     The applicable calendar year shall be the first distribution calendar year and if life expectancy is being recalculated such succeeding calendar year.
	     (2) Designated beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with Section 3.04 subject to Section 401(a)(9) of the Code and the proposed regula-tions thereunder.
	     (3) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date, For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distri-butions are required to begin pursuant to (e) above.
	     (4) Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations,
	Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 6.08(d)(2)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.
	     (5)  Participant's benefit.
		  (i) The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.
		  (ii) Exception for second distribution calendar year. For purposes of paragraph (i) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribu-tion made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.
	     (6)  Required beginning date.
		  (i) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.
		  (ii) Transitional rules. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:
		  (1) Non-5-percent owners. The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.
		  (2) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:
		  (i)   the calendar year in.which the Participant attains age
		  70 1/2, or
		  (ii) the earlier of the calendar year with or within which ends the plan year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.
		  (3) A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent plan year.
		  (4) Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.
6.09  Commencement of Benefits.
	Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:
	     (a)  the Participant attains Normal Retirement Age,
	     (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the plan; or,
	     (c) the Participant terminates service with the Employer. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution pursuant to Section 6.10 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.
6.10 Restriction On Immediate Distributions. If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, the Participant and the Participant's spouse must consent to any distribution of such account balance prior to the later of Normal Retirement Age or the annuity starting date. The consent shall be obtained in writing within the 90-day period ending on the first day of the first period for which an amount is paid. The Administrator shall notify the Participant and the Participant's spouse of the right to defer any distributions. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code and shall be provided no less than 30 days and nor more than 90 days prior to the first day of the first period for which an amount is paid.
The consent of the Participant and the Participant's spouse shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.
For purposes of determining the applicability of the foregoing consent require-ments to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code.
6.11 Cashouts. If the value of a Participant's vested account balance derived from Employer and Employee contributions is currently less than $3,500 and was less than $3,500 at the time of any prior distribution, the Admini-strator may immediately distribute such benefit without the Participant's consent, provided a termination of service has occurred and the entire vested benefit is distributed. For purposes of this Section, if the value of a Participant's vested Account balance is zero, the Participant shall be deemed to have received a distribution of such vested Account balance. A Participant's vested Account balance shall not include accumulated deductible Employee contri-butions within the meaning of Section 72(0)(57)(B) of the Code for Plan Years beginning prior to January 1, 1989.
6.12 Vesting After In Service Distribution. If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Account balance derived from Employer Contributions and the participant may increase the nonforfeitable percentage in the Account:
	(1) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and
	     (2) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X') determined by the formula:
	X=P (AB + (R x D)) - (R x D)
	For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.
6.13 Loans to Participants. The Administrator shall direct the Trustees to loan a Participant who is an active Employee an amount from his accounts in accordance with the following rules.
	A Participant's loan shall not exceed the lesser of
	     (1) $50,000 reduced to the extent of (i) the highest outstanding loan balance of the Participant's loans outstanding during the immediately prior 12-month period (ending the day before the new loan is granted) over, (ii) the total of all outstanding loans the day the new loan is granted; or
	     (2)  50% of the Participant's Total Vested Account Balance.
	For purposes of this Section, "Total Vested Balance" means the total, dollar value, as of the Valuation Date coinciding with or next preceding the date of the loan, of the Participant's Employee Elective Account, the vested portion of the Participant's Employer Non-Elective Profit Sharing Contribution Account and the vested portion of the Partici-pant's Employer Non-Elective Matching Account. The minimum loan for any purpose will be $1,000.00. Anything to the contrary notwithstand-ing the Administrator may further limit the maximum amount of a loan to comply with Section 408(b)(1) of the ERISA and the regulations thereunder.
All loans shall be subject to the approval of the Administrator. The Admini-strator will adopt a written loan program which will be administered by the Administrator which shall contain a procedure for applying for loans, the basis upon which loans will be approved or denied, limitation on types of loans, a procedure for determining a reasonable rate of interest, the types of collateral which may secure a Participant loan, and the events constituting default and the steps which will be taken to preserve plan assets in the event of such default. In addition, all loans shall comply with the following terms and conditions:
	(a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.
	     (b) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.
	     (c) Loans must bear a reasonable interest rate and be secured by the balances remaining in the Participant's Accounts.
	     (d) All loans shall be amortized in level payments (principal and interest) not less frequently than quarterly over a period not extending beyond 5 years, unless such loan is used to acquire the principle residence of the Participant.
	     (e) Each loan shall be treated as a separate investment of the funds credited to such Participant's Accounts.
	     (f) A participant must obtain the consent of his or her Spouse, if any, to use his Account balance as security for a loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be secured. The consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan. However, no consent shall be required if the total accrued benefit subject to the security is not in excess of $3,500,00.
	     (g) In the event of default, foreclosure on the note and attach-ment of security will not occur until a distributable event occurs in the Plan.
	     (h) No distribution shall be made to any Participant or former Participant or to a Beneficiary of any such Participant unless and until all unpaid loans to such Participant or Former Partici-pant, including accrued interest thereon, have been liquidated.
	     (i) No more than one loan will be allowed in any 12 month period beginning with the beginning date of the existing loan, and no loan shall be permitted unless all prior loans have been completely repaid.
	     (j) If reduction is used as repayment of the loan, the portion of the Participant's Account balance used as security shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution. If less than 100% of the Account balance is payable to a surviving spouse, then the Account balance shall be adjusted by first reduc-ing the vested Account balance, and then determining the benefit payable to the spouse.

ARTICLE VII
PROFIT SHARING ACCOUNTS

7.01 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article VII shall control with respect to adjustments to be made to Participants' Profit Sharing Accounts in accordance with Section 5.05(d) of this Plan.
7.02 Definitions. Where the following words and phrases appear in this Article VII, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:
	     (a) Active Accounts - Except as is otherwise provided below in this paragraph (a), an Active Account is maintained for each active Plan Participant:
		  (i) until his last day of Continuous Service (severance from service date), in the case of a permanent, full-time Employee;
		  (ii) for as long as he remains an Employee (as defined) and has at least 1,000 Hours of Service in a Plan Year, in the case of a part-time or temporary Employee.
Active Accounts share in forfeitures and actual investment experience in the Fund. If a Participant goes on a Leave of Absence, enters Military Service, retires at or after age 65, dies, becomes Totally and Permanently Disabled, or is transferred to the bargaining unit, his Account shall be considered an Active Account until the Valuation Date coinciding with or following the date of such event, and on such Valuation Date shall participate in the allocation of forfeitures and investment experience for the Plan Year ended on such Valuation Date, as provided in Section 5.05(d); this sentence shall apply to a part-time or temporary Employee only if:
		  (i) the employee had at least 1,000 Hours of Service in the Plan Year immediately preceding the Plan Year in which any of the events referred to occurred, and
		  (ii) he has, in the Plan Year in which such event occurs, at least that number of Hours of Service determined by multiplying 1,000 by the fraction of the Plan Year elapsed from the beginning of the Plan Year to the date of the occur-rence of any of the events referred to.
After such allocations the account shall become a Distribution Account, except that with respect to an Employee who went on Leave of Absence, entered Military Service, or was transferred to the bargaining unit, his entire account shall become an Inactive Account.
(b) Credited Interest - Credited interest means the guaranteed amount of interest payable on distributions under the Plan. The rate of such Interest shall be established by the Trustees at the prevailing rate from Treasury Bills on each Valuation Date. The Trustees may change such rate at any time, and from time to time.
(c) Credited Service - Credited Service means the elapsed time after becoming a Participant, from the date of a person's employment or reemployment with the Company as an employee (regardless of whether such employment was as a bargain-ing unit employee or not), up to his "Severance from Service date", including such period as may be reinstated in accordance with Section 3.02. "Severance from Service date" means the later of:
		  (i) expiration of an Authorized Leave of Absence (as defined in Section 2,09) which is of more than 12 months duration or absence on Military Service (as defined in Section 7.02(h)) for more than 12 months; or
	     (ii) the first anniversary of the first date of a period in which
		  the Employee remains absent from service with the Company (with or without pay) for any reason other than quit, retire-ment, discharge or death, such as vacation, holiday, sickness, disability, Leave of Absence (other than one of more than 12 months duration); Military Service (other than absence in Military Service of more than 12 months) or layoff; or date of quit, retirement, discharge or death, if earlier. Unless the context clearly indicates otherwise, any reference in the Plan to "last day of Continuous Service" or "break in Continuous Service" shall be deemed to mean the same as severance from service date.
(d) Distribution Accounts - A Distribution Account is maintained for each former Participant (or beneficiary thereof) entitled to current distributions from the Plan, for as long as he has any undistributed balance in such Account. Amounts become distributable to or on behalf of former Participants from their Distribution Accounts in accordance with Section 7.05. Distribution Accounts do not participate in forfeitures or actual investment experience in the Fund, but are credited with a fixed rate of Credited Interest as provided in Section 7.04(a).
(e) Fund - Fund means all cash, securities and other property held by the Trustees under the Profit Sharing Fund. It shall consist of two parts: the "Regular Fund", which arises by virtue of Company contributions to the Plan prior to this restatement and the investment thereof; and the "Voluntary Fund", which arises by virtue of voluntary employee contributions to the plan prior to this restatement, and the investment thereof. Each of these units within the fund shall be kept separate and distinct at all times.
(f)  Inactive Accounts - An Inactive Account is maintained for:
(i) each former Participant who is transferred to the bargaining unit, goes on a Leave of Absence, or enters Military Service, from the Valuation Date following such event as provided in paragraph (d) above, for as long as he remains employed in the bargaining unit, or is on Leave of Absence or in Military Service, as the case may be. The account shall remain an Inactive Account until the individual attains retirement age 65, dies, is totally and permanently disabled, terminates employment or returns to the group covered by this Plan, whichever shall first occur, at which time his Account shall become a Distribution Account, a Suspense Account, an Active Account or remain an Inactive Account, as appropriate, and be governed by the other provisions of the Plan.
(ii) each former Participant who terminates service after achieving partial vesting but prior to achieving full vesting, but his account shall become an Inactive Account only after the amount of his vested interest becomes available for transfer from his Suspense Account, as provided in Section 7.05.
(iii) each former Participant who terminates service with full vesting but prior to fulfilling the conditions which would permit current distributions to him from the Plan.
(iv) each Participant who is a part-time or temporary Employee and whose Hours of Service in a Plan Year are less than 1,000.
Except as provided above to the contrary, the transfer of account balances and creation of Inactive Accounts shall be deemed to take place at the beginning of the Plan Year in which the change in employment status takes place (except in the case of transfers of the vested portion of a Suspense Account, in which case such transfer will be deemed to take place on the last day of the Plan
Year in which such vested amount becomes available for transfer). Inactive Accounts share in the allocation of actual investment experience of the Fund, but do not share in the allocation of forfeitures.
(g) Late Payment Interest - Late Payment Interest means the guaranteed amount of interest payable on distributions under the Plan. The rate of such Interest shall be established by the Trustees at such rate as they deem to be fairly comparable to rates of interest being paid by banks on savings accounts. The Trustees may change such rate at any time, and from time to time, and in the absence of any such designation shall be 5%.
(h) Military Service - Military Service means Service in the Armed Forces of the United States of a person who leaves the employment of the Company to enter such service, provided that he returns to the employment of the Company at the time and under the conditions required to give him re-employment rights under any applicable Federal or State Law.
(i) Suspense Accounts - A Suspense Account is maintained for each former Participant who shall have terminated service with less than full vesting, and is created by transferring to such account the entire balance in such Partici-pant's Active Account or Inactive Account, as provided in Section 7.05. The Account shall remain a Suspense Account until the Valuation Date on which the forfeiture arising therefrom becomes available for re-allocation or until it otherwise ceases to be a Suspense Account, as provided in Section 7.05. Suspense Accounts do not participate in the allocation of forfeitures, but do participate in the allocation of actual investment experience in the Fund.
(j) Valuation Date - Valuation Date shall mean the last day of the plan year. The assets of the trust will be valued annually at fair market value as of the last day of the Plan Year. On such date, the earnings and losses of the trust will be allocated to each Participant's account in the ratio that such account balance bears to all account balances, in accordance with Section 7.04 of this plan.
7.03 Participants' Accounts: The Trustees shall create and maintain a separate account with the Regular Fund for each Participant to which shall be credited all amounts allocated to the Participant under the Plan and to which shall be charged all amounts paid out of the trust to or on behalf of the Participant, except any such amounts relating to his Voluntary Account. The following types of accounts.shall be maintained:
7.04 Regular Fund: As of each Valuation Date, the following allocations shall be made in the order shown, in accordance with Section 7.02(j) of the plan:
      (a) Regardless of the sufficiency of interest, dividends and other increments to the Regular Fund during the year, Credited Interest shall be added to each Distribution Account. The balance in each Distribution Account shall be deemed to be the balance at the beginning of the Plan Year in question; less any distributions made during such Plan Year (exclusive of late-payment interest); plus cash values and other credits received from the insurance company in return for insurance policies on the life of the Participant which shall have been surrendered to the i nsurance company for cash, but multiplied by a fraction, the numerator of which shall be the number of months from the first day of the month coinciding with or next following the date such cash value or other credit was received to the Valuation Date, and the denominator of which shall be 12. The amount of Credited Interest to be added to each Distribution Account shall be equal to the balance in the Distribution Account thus determined, multiplied by the annual rate of Credited Interest last established by the Trustees.
      (b) Forfeitures shall be allocated to active Participants plus former Participants who still have active accounts in force as follows: Each such Participant shall be credited with one unit for each completed year of his Credited Service up to the Valuation Date (or, in the case of a former participant included in the allocation, one unit for each completed year of his Credited Service up to the date as of which he ceased to be an active Participant, i.e. date of Permanent Disability as the case may
      be); plus one unit for each full $100 of his Compensation during the Plan Year ending on the Valuation Date (Compensation, as defined, excludes any amounts paid to the Employee prior to his becoming a Participant or after his retirement, death, transfer to the bargaining unit or Total and Permanent Disability).
There shall be allocated to the Active Account of each Participant or eligible former Participant that portion of the forfeitures from the Profit Sharing Fund which his units thus credited bear to the total units thus credited to all Participants and eligible former Participants. Units shall not be cumulative, but shall be redetermined each year.
      (c) Net Investment Income shall be allocated to Active Accounts, Inactive Accounts and Suspense Accounts as follows: first, Net Investment Income shall be determined as the sum of interest, dividends, realized gains and losses, unrealized gains and losses, and any other unallocated increment to the Fund from investment or other source except Company contributions less the sum of (i) administration expenses paid from the Fund, (ii) Credited Interest added to Distribution Accounts pursuant to paragraph (a) of this Section 7.04, and (iii) any amounts of late-payment interest calculated with respect to and distributed in the current Plan Year. Next, the average balance in each of such Accounts shall be deter-mined as the sum of (i) the balance in such Account as of the beginning of the Plan Year in question (i.e,, the balance at the previous Valuation Date after allocating the then current Company contribution and for-feitures to Active Accounts); plus (ii) cash values and other credits received from the insurance company in return for insurance policies on the life of the Participant which shall have been surrendered to the insurance company for cash, but multiplied by a fraction, the numerator of which shall be the number of months from the first day of the month coinciding with or next following the date such cash value or other credit was received to the Valuation Date, and the denominator of which shall be 12; less (iii) any cash distributions made from the Account during the year (exclusive of late-payment interest), and less (iv) any premiums on insurance policies paid during the Plan Year in question but multiplied by a fraction the numerator of which is the number of months from the first day of the month in which the premium was due, to the end of the Plan Year, and the denominator of which is 12. Net Investment Income shall be allocated to each Active Account, Inactive Account and Suspense Account in that proportion which the average balance thus determined for such Account bears to the total of all such average balances for all Active, Inactive and Suspense Accounts on the Valuation Date, After this allocation of Net Investment Income, the total of the balances in all Distribution, Inactive, Active and Suspense Accounts will equal the total assets of the Fund (excluding cash value of insurance policies).
7.05  Forfeitures
1(a) If the Participant's Vested Percentage determined under Section 6.05 is less than 100%, the entire balance in his Active or Inactive Account shall be transferred to a Suspense Account. Such transfer is deemed to have been made on the first day of the Plan Year in which the former Participant's employment with the Company shall have terminated. Any insurance policies in force on the life of the Participant shall be surrendered to the insurance company or sold to the Participant; proceeds of such surrender or sale shall be credited to the Participant's Suspense Account as received, together with any dividends, premium refunds or other credits received from the insurance company. The Account shall remain a Suspense Account until the former Participant shall have been absent from employment with the Company for one year measured from the date of his termination of service at which time the vested portion of his Suspense Account (his Vested Percentage multiplied by the balance in his Suspense Account as at the end of the previous Plan Year) shall be transferred to an Inactive Account, and the balance (non-vested) portion of the Suspense Account shall become a forfeiture and available for reallocation on the Valuation Date coinciding with or next following the date which is one year following the date of the Participant's termination of service.
	   (b) If however, a former Employee is re-employed by the Company within the 12 month period following his date of termination of service, the full amount in the Employee's Suspense Account shall thereupon be transferred to an Active or Inactive Account, as the case may be, and the Suspense Account closed. The individual shall thereafter be treated as if he had not terminated service, except that he may have been disqualified from receiving an allocation of forfeitures during the period he was not employed by the Company.
2. Notwithstanding anything above to the contrary, if the date of termination of service of a Participant or former Participant falls on the Valuation Date, he still shall participate in allocations as if he were still in the employ of the Company on such date and only after such allocations will the individual be deemed to have terminated service.
	   (c) If a former Participant fails to return from a Leave of Absence at or prior to the expiration thereof, or if a former Participant who shall have entered the Military Service fails to return to the employ of the Company under the conditions set forth in Section 7.02(h), his service with the Company shall be deemed to have terminated on his last day of active employment prior to such Leave or Military Service, as the case may be, and his Vested Percentage for purposes of paragraph (1) determined accordingly.
	   (d)  No Credited Service earned after
		(i) a continuous absence from employment of 12 months or more, in the case of a permanent, full-time Employee, or
		(ii) a Break-in-Service, in the case of a temporary or part-time
		Employee,
shall be taken into account in determining the Vested Percentage applicable to his Account accrued up to such continuous absence or Break Year.
7.06 Voluntary Fund - Effective December 1, 1987, participants shall not be permitted to make any voluntary after tax contributions to the Fund. However, the "Voluntary Fund" established prior to this restatement of the plan shall remain part of the Fund. A Participant's interest in the Voluntary Fund shall be referred to as his Profit Sharing Voluntary Account.
The Voluntary Fund shall be invested separately, and in all other respects shall be kept separate and distinct, from the fund arising from Company contributions.

Each Participant's contributions, plus (or minus) his share of interest, dividends, realized or unrealized gains or losses, other income or profit resulting from the investment thereof, and administration expenses chargeable to the Voluntary Fund, shall at all times be fully vested in the Participant and nonforfeitable.
Investment experience (less administration expenses chargeable to the Voluntary Account) shall be allocated to Participants' Voluntary Accounts as of each Valuation Date, in proportion to the balances in each account.
7.07 Transfers to Pension Trust - The Administrator shall direct the Trustee, if the Participant so requests, that in lieu of distribution pursuant to this Plan as provided in Section 6.07, such Participant's Vested Regular Fund balance maintained pursuant to this article be transferred to the Plymouth Rubber Company Management Employee's Pension Trust provided that any notice and consent requirements of Sections 417 and 411(a)(ii) of the Code are met and that such transfer does not result in the elimination of any protected benefits as described in Section 411(d)(6) of the Code.

	ARTICLE VIII
	TOP HEAVY PROVISIONS

8.01 Supersession. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of Article VIII will supersede any conflicting provision in the Plan.
8.02  Minimum Allocation.
	     (a) Except as otherwise provided in (c) and (d) below, the Employer Non-Elective Profit Sharing Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall be equal to at least 3 percent (3%) of such Participant's Compensation. However, if (i) the sum of the Employer's Non-Elective Profit Sharing contributions and Forfeitures allocated to the Employer Contribution Account of each Key Employee for such years is less than three percent (3%) of each Key Employee's Compensation, and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Section 401 of the Code, the allocations to the Employer Non-Elective Profit Sharing Account of each Non-Key Employee shall equal the largest percentage allocated to said accounts of each Key Employee. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Year because of (1) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (2) the Participant's failure to make mandatory Employee contributions to the Plan including any deferrals under Section 4.02(a) hereof, or (3) Compensation less than a stated amount. However for Plan Years beginning after December 31, 1988, in determining whether a Non-Key Employee has received the required allocation, such Non-Key Employee's Elective Deferrals and Matching Contributions shall not be taken into account.
	     (b) For purposes of computing the minimum allocation, compensation means total W-2 earnings for Plan Year.
	     (c) The provision in (a) and (b) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.
	     (d) The provision in (a) and (b) above shall not apply to any Participant to the extent the Participant is also a participant in another plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.
	     (e) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under
	     Section 411(a)(3)(B) or 411(a)(3)(D).
8.03  Top-Heavy Vesting Schedule.
	     (a) For any Plan Year in which this Plan is Top-Heavy, the con-tingent vesting schedule provided in (b) below will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee Contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's Account balance attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.
	     (b) For any Plan Year in which the Plan is Top-Heavy the Account balances of each Employee will vest in accordance with the fol-lowing schedule:

Top-Heavy Vesting Schedule

		Years of Service                        Vested Percentage

		less than 1                                      0%
		1 but less than 2                               10%
		2 but less than 3                               20%
		3 but less than 4                               40%
		4 but less than 5                               60%
		5 or more                                      100%

8.04 Impact on Maximum Benefits. For any Top-Heavy year, Section 5.08 shall be read by substituting the number 1.00 for the number 1.25 wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Year in which this provision becomes applicable.

ARTICLE IX
ADMINISTRATIVE COMMITTEE

9.01 Appointment. The Employer shall appoint a Committee to administer the Plan consisting of one or more persons who shall have authority to control and manage the administration of the Plan. Any member of the Committee may resign at any time by delivering to the Employer a written notice of resigna-tion, to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery thereof unless such notice is waived, in writing, by the Employer. If the Employer fails to appoint a Committee, the Employer shall be deemed to be the Plan Administrator.
	The members of the Committee shall serve at the pleasure of the Employer and may be removed by delivery of written notice of removal, to take effect at a date specified therein, which shall not be less than thirty (30) days after delivery thereof, unless such notice shall, in writing, be waived.
9.02 Rules. The Committee shall adopt such rules for the conduct of its business and administration of the Plan as it considers desirable, provided they do not conflict with the Plan.
9.03 Agents. The Committee may authorize one or more of its members or any agent to act on its behalf and may contract for legal, medical, accounting, clerical and other services to carry out the purposes of the Plan.
9.04 Construction. The Committee may construe the Plan, determine the percentage of vesting for each Participant, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan and, subject to Section 9.06, such action shall be conclusive.
9.05 Records. The Committee shall keep records reflecting its administration of the Plan which shall be subject to audit by the Employer. Employees may examine records pertaining directly to them.
9.06 Conflict of Interest. No member of the Committee shall participate in any decision of the Committee which involves the payment of benefits to him or in which he has a financial interest other than as a Participant in the Plan. If the entire committee is disqualified to act by reason of this Section 9.06, the Trustee shall perform as the Committee.
9.07 Claims. Any denial by the Committee of a claim for benefits under the Plan by an Employee or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Employee or Beneficiary; and such notice shall set forth the specific reasons for the denial. Following receipt of the written denial, such person may request a personal hearing before a Claims Committee of three (3) persons appointed by the Employer. Such request shall be made within a reasonable time following receipt by such person of the written denial. Prior to the hearing, such person, or his representative, may review the Employer's file on the Employee's service and claim for benefits. The ruling of the Claims Committee shall be made as soon as practical after the hearing. Such ruling shall be in writing and shall set forth the reasons for any denial with references to the pertinent Plan provisions upon which the decision is based. Such ruling shall be conclusive.
9.08 Liability. The Committee and its assistants and representatives shall not be liable for any loss to the Fund or any act done or omitted by it, unless due to its own gross negligence, willful misconduct, lack of good faith or violation of Part 4 of Title I of ERISA.
9.09 Indemnification. In the event and to the extent not insured against by any insurance company pursuant to the provisions of any applicable insurance policy, the Employer shall indemnify and hold harmless the members of the Committee and their assistants and representatives from any and all claims, demands, suits or proceedings in connection with the Plan or Trust that may be brought by the Employer's Employees, Participants or Beneficiaries or legal representatives or by any other person, corporation, entity, government or agency thereof, provided, however, that such indemnification shall not apply to any such person for such person's acts of gross negligence or willful mis-conduct in connection with the Plan or Trust.
9.10 Administrative Expenses. All usual and reasonable expenses of Plan administration may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the Trust. Any members of the Committee who are Employees shall not receive compensation with respect to their service on the Committee.

ARTICLE X
TRUST FUND

10.01 The Trust. All assets of the Plan shall be held in a Trust forming part of the Plan, which shall be administered as two funds to provide for the payment to the Participants or their successors in interest, out of the income and principal of the Trust, of benefits as provided in the plan. The "Profit Sharing Fund" will consist of Participants Profit Sharing Accounts as of April 1, 1990, and any future income earned by such fund. The "401(k) Fund" will consist of all contributions made in accordance with Section 4 of this restated plan, and any future income attributable to such fund. All Fiduciaries with respect to the Plan and Trust shall discharge their duties as such solely in the interest, and (1) for the exclusive purpose of providing benefits to Participants and their successors in interest and defraying reasonable expenses of administering the Plan and Trust, (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims and (3) in accordance with the Plan and Trust Agreement, except to the extent such documents may be inconsistent with the then applicable federal laws relating to fiduciary responsibility. The assets of the Plan shall never revert to or inure to the benefit of the Employer.
10.02  Investment Powers.  In addition to powers given by law, the Trustee may;
	     (a) Except as hereinafter limited, invest in any form of property without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common trust fund operated by the Trustee; provided that as long as the Trust has any investments in common trust funds available only to pension trusts and profit sharing trusts which meet the requirements of Section 401(a) of the Code, such common trust fund shall constitute an integral part of the Plan and Trust;
	     (b) Hold cash uninvested and deposit the same with any financial institution.
	     (c) Join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as it deems wise;
	     (d) Dispose of property for such prices and on such terms as it seems best without liability on the purchasers to see to the application of the purchase money;
	     (e)  Hold investments in nominee or bearer form;
	     (f)  Give proxies;
	     (g) Sell, write and otherwise deal in calls, and other options for the sale of securities.
	     (h) It is expressly intended that the funds of the Profit Sharing Fund may be invested in "Qualifying Employer Securities" as that term is defined in ERISA, provided, however, that the Trustee shall not be permitted to acquire qualifying employer securities if immediately after the acquisition of such securities the fair market value of all qualifying employer securities held by the Trustee hereunder should amount to more than 10% of the fair market value of all the assets held in the Trust Fund.
10.03 Investment Funds. At the direction of the Administrative Committee pursuant to Section 5.07, the trustee shall establish several separate invest-ment funds for the 401(k) Fund with specific investment objectives among which participants may direct the investment of their accounts.

ARTICLE XI
ACCOUNTINGS

11.01 Separate Accounts. A separate Account shall be maintained for each Participant. Accounts established hereunder shall consist of an Employer Non-Elective Profit Sharing Account, an Employee Elective Account, an Employer Matching Account, a Profit Sharing Account and a Profit Sharing Voluntary Account. A separate Account shall also be maintained for any Rollover Account established pursuant to Section 4.05. Each account shall reflect the contribu-tions made to that account and the income, losses, appreciation and depreciation attributable to both such items. 11.02 Trust Records. The Trustee shall keep accounts of transactions hereunder which shall be open to inspection and audit by persons designated by the Committee or by the Employer.
11.03 Annual Accountings. Within ninety (90) days after each Valuation Date, or a reasonable time thereafter if for reasons beyond its control, and within ninety (90) days after its removal or resignation, the Trustee shall file with the Committee an account of its administration of the Funds during such Year or from the end of the preceding Plan Year to the date of removal or resigna-tion. Neither the Employer, the Committee nor any other person shall be entitled to any further accounting by the Trustee.

ARTICLE XII
GENERAL PROVISIONS CONCERNING THE TRUSTEE


12.01 Protection. The Trustee shall pay benefits only as directed by the Committee and shall be fully protected in so doing.
12.02 Direction of Committee. Whenever the Trustee must or may act upon the direction or approval of the Committee, the Trustee may act upon written com-munication signed by any Committee member or any agent appointed in writing by the whole Committee to act on its behalf whose authority shall be deemed to continue until revoked in writing. The Trustee shall incur no liability for failure to act without such a communication.
12.03 Identity of Committee Members. Whenever the Committee is appointed or its membership changes, the Employer shall advise the Trustee in writing of the names of the Committee members and the Trustee may assume that those persons continue in office until advised differently in the same manner.
12.04 Compensation. The Trustee shall receive compensation according to its standard schedule of rates in effect from time to time. Such compensation shall be paid from the Fund, but the Employer may reimburse the Fund for any such payment. All unreimbursed expenses of the Fund including legal fees and expenses incurred by the Trustee in administering the Trust, taxes and other items not payable out of the Trustee's compensation shall be paid from the Fund. In no event will compensation be paid to a Trustee if he receives compensation as a fulltime employee of the Employer or any of its affiliates.
12.05 Liability. The Trustee shall not be liable for any loss to the Fund or any act done or omitted by it, unless due to its own negligence, willful misconduct, lack of good faith or violation of Part 4 of Title I of ERISA, and except as herein provided, all claims against the Trustee shall be limited to the Fund and the Trustee shall not be responsible for such claims in its individual or corporate capacity.
12.06 Litigation. The Trustee need not engage in litigation unless first indemnified against expense by the Employer or unless the litigation is occasioned by the fault of the Trustee or involves a question of its fault.
12.07 Resignation. The Trustee may resign by written notice to the Employer which shall be effective sixty (60) days after delivery. The Trustee may be removed by the Employer by written notice to the Trustee which shall be effective sixty (60) days after delivery. The Employer and the Trustee may agree to waive all or part of such 60-day period. The Trustee shall deliver the Fund to its successor on the effective date of the resignation or removal or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee may have upon the Fund for its compensation or expenses.
12.08 Valuation. The Trustee shall value the Trust Fund annually on December 31st of each Year at its then fair market value. Additional valuation dates may be established at the direction of the Committee. Such Valuations shall be the basis of the adjustments provided by Section 5.05 and the values determined in accordance with Article VI and VII. The Profit Sharing Fund shall be valued in accordance with Article VII of the Plan.

ARTICLE XIII
AMENDMENT; TERMINATION; EXCLUSIVE BENEFIT

13.01 Amendments. The Employer reserves the right to make from time to time any amendments to this Plan, including any amendment necessary or desirable, with or without retroactive effect to comply with Section 4.01(a) of the Internal Revenue Code; provided, however:
	     (a) No amendment shall provide that the fund shall be used for purposes other than the exclusive benefit of Participants or Bene-ficiaries, or that the fund shall ever revert to or be used or enjoyed by any Employer;
	     (b) No amendment to the plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit.
Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his per-centage computed under the Plan without regard to such amendment.
13.02 Action by Employer. Any action by the Employer under this Plan may be made by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board of Directors to take such action.
13.03 Exclusive Benefit. The corpus or income of the Trust may not be diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries.
13.04 Termination. The Plan may also be partially terminated or completely terminated at any time. If the Plan is partially terminated, all amounts credited to the Accounts of Participants who are terminated from the Plan shall vest and become nonforfeitable. If the Plan is completely terminated or if there is a complete discontinuance of contributions under the Plan, all amounts credited to the Accounts of Participants shall vest and become nonforfeitable.
13.05 Amendment to Vesting Schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automated change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year commencing after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service". The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:
	     (a)  60 days after the amendment is adopted;
	     (b)  60 days after the amendment becomes effective;
	     (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.01 Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or to be a consideration for or inducement or condition of the employment of any person. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the rights of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employee the right to remain in its employ nor shall it interfere with the Employee's right to terminate his employment at any time.
14.02 Benefits from Trust Alone. All benefits payable under the Plan shall be paid or provided for solely from the Trust. The Employer is under no legal obligation to make any discretionary contribution to the Trust. No action or suit shall be brought by any Employee or Beneficiary or by the Trustee, against the Employer for any such contribution.
14.03 Spendthrift. The right of any Participant or his Beneficiary to any benefit or to any payment hereunder shall not be subject to alienation or assignment, and no Participant shall attempt to assign, transfer, or dispose of any such right. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.
14.04 Payment to Minor. In the event any benefit is payable to a minor or incompetent or to a person otherwise under a legal disability, or in the dis-cretion of the Employer, to a person who is by reason of advanced age, illness or other physical or mental impairment incapable of handling the disposition of his property, the Employer may apply the whole or any part of such benefit, directly or indirectly to the care, comfort, maintenance, support, education or use of such person or pay or distribute the whole or any part of such benefit to (a) the parent of such person, (b) the guardian or other legal representa-tive of such person, (c) the person with whom such person resides, (d) any per-son having the care and control of such person, or (e) such person personally. The receipt by the person to whom such payment or distribution is made shall be sufficient discharge therefor.
14.05 Merger. In the case of any merger or consolidation with, or transfer of assets and liabilities of the Plan to any other plan, each Employee and Beneficiary shall, if the Plan then terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.
14.06 Plan Parties. No regulated investment company or insurer shall be considered a party to this Plan.
14.07 Headings. The titles and headings of the Articles and Sections in this instrument are placed herein for convenience of reference only, and in case of any conflicts, the text of this instrument shall control.
14.08 Gender. The masculine pronoun, wherever used herein, shall include the feminine pronoun; and the singular shall include the plural.
14.09 Construction. The construction, validity, and administration of the Plan and Trust shall be governed by the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Massachusetts.





	IN WITNESS WHEREOF, the Employer and Trustee have caused this agreement to be executed by their duly authorized officers this
			  day of                   1990.





						Plymouth Rubber Company, Inc.



_____________________                      BY:_______________________________

						     ITS



_____________________                   BY:_______________________________

						     Trustee


AMENDMENT NO. 1

TO THE

PLYMOUTH RUBBER COMPANY, INC.

RETIREMENT SAVINGS AND PROFIT SHARING PLAN

AND TRUST


_______________________________________________________________________________

Pursuant to the provisions of Section 13.01 of the Retirement Savings and Profit Sharing Plan and Trust, the Plan is hereby amended to meet Internal Revenue Service requirements for approval effective as of December 1, 1989 as follows:

1. Section 7.04(b) is deleted in its entirety and the following substituted therefor:

    (b) Forfeitures from the Profit Sharing Fund shall be allocated to active Participants plus former Participants who still have active accounts in force as follows: Forfeitures from the Profit Sharing Fund shall be allocated to the Active Accounts of Participants or eligible former Participants in proportion to the amounts of Annual Compensation earned during such Plan Year by the respective Participants (compensation, as d efined, excludes any amounts paid to the Employee prior to his becoming a Participant or after his retirement, death, transfer to the Bargaining Unit or Total and Permanent Disability). Such allocation will be made as of the last day of the Plan Year.

2.  Section 7.05(1) is amended by adding the following paragraph (c).

    (c) Amounts forfeited in accordance with the above paragraph 1(a) shall be reinstated pursuant to the provisions of Section 6.05 regarding re-employed participants.




IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this __________ day of December, 1990.

					PLYMOUTH RUBBER COMPANY, INC.


					By ____________________________________



AMENDMENT NO. 2

TO THE

PLYMOUTH RUBBER COMPANY, INC.

RETIREMENT SAVINGS AND PROFIT SHARING PLAN

AND TRUST


_______________________________________________________________________________

Pursuant to the provisions of Section 13.01 of the Retirement Savings and Profit Sharing Plan and Trust, the Plan is hereby amended effective as of June 1, 1991 as follows:


    Section 16.13, paragraph (2) is amended by deleting the second sentence, which reads as follows:

    "The minimum loan for any purpose will be $1,000.00."




    Section 16.13, Item (d) is amended by adding the following sentence:

    "The minimum level payment for repayment of a loan is $10 per week, or $45 per month."




IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this __________ day of June, 1991.


					PLYMOUTH RUBBER COMPANY, INC.


					By ____________________________________




AMENDMENT NO. 3

TO THE

PLYMOUTH RUBBER COMPANY, INC.

RETIREMENT SAVINGS AND PROFIT SHARING PLAN

AND TRUST
______________________________________________________________________________


Pursuant to the provisions of Section 13.01 of the Retirement Savings and Profit Sharing Plan and Trust, the Plan is hereby amended effective as of January 1, 1992 as follows:


Section 3.01 paragraph (a) is amended by deleting subsection (i), which reads as follows:

"(i) Employees whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Section 7701(a)(46) of the Code) and the Employer under which retirement benefits were the subject of good faith bargaining between parties."


Subsections (ii) and (iii) are hereby renumbered as subsections (i) and (ii), respectively.






IN WITNESS WHEREOF, the Company has caused this amendment to be executed this _____________ day of_________________, ________.


					PLYMOUTH RUBBER COMPANY, INC.




					By ___________________________________




AMENDMENT NO. 4

TO THE

PLYMOUTH RUBBER COMPANY, INC.

RETIREMENT SAVINGS AND PROFIT SHARING PLAN

AND TRUST


_______________________________________________________________________________


Pursuant to the provisions of Section 13.01 of the Retirement Savings and Profit Sharing Plan and Trust, the Plan is hereby amended as follows:


1. Section 2.08 is amended, effective January 1, 1994, by adding the following paragraph:

    "In addition to other applicable limitations set forth in the Plan, and not withstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

    For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

    If Compensation for any prior determination period is taken into account in determining an Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period.
    For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."


				    - 2 -



2.  Effective December 31, 1994, a new Section 7.08 shall be added following
    Section 7.07 to read as follows:

"7.08 Transfers to Employer Non-Elective Profit Sharing Contribution Account

      Effective December 31, 1994, the Profit Sharing Account of each Partici-pant whose Profit Sharing Account would not accumulate to at least $100 at age 62 (based on an assumption of 5% for future investment income) shall be transferred to such Participant's Employer Non-Elective Profit Sharing Contribution Account. Such amount shall be invested in accordance with the Investment options permitted by the Administrative Committee pursuant to Section 5.07.

      In addition, any amounts as of December 31, 1994 which are not 100% vested, and which would otherwise be transferred to a Suspense Account due to a Participant's termination of employment during 1994, shall immediately become forfeitures and available for reallocation as of December 31, 1994, and shall also be transferred in accordance with this
      Section 7.08."

3. The following Appendix A is hereby incorporated into the plan, effective January 1, 1993:


"APPENDIX A

ARTICLE I

Section 1. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.


Section 2.  Definitions

Section 2.1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

				      - 3 -


Section 2.2. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Section 2.3. Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

Section 2.4. Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee."





IN WITNESS WHEREOF, the Company has caused this amendment to be executed this _____________ day of_________________, ________.




					PLYMOUTH RUBBER COMPANY, INC.


					By ____________________________________



AMENDMENT NO. 5

TO THE

PLYMOUTH RUBBER COMPANY, INC.

RETIREMENT SAVINGS AND PROFIT SHARING PLAN

AND TRUST

_______________________________________________________________________________


Pursuant to the provisions of Section 13.01 of the Retirement Savings and Profit Sharing Plan and Trust, the Plan is hereby amended as follows:


1.  Section 2.37 is amended, effective December 31, 1995, by deleting such
    Section in its entirety and substituting the following therefore:

    "2.37 "Forfeiture" means that portion of a Participant's Employer Contribu-tion Account which is forfeited because of termination of employment before full vesting and occurs on the earlier of the last day of the Plan Year in which the Participant incurs five one year Breaks-in-Service, or the last day of the Plan Year in which the Participant receives a lump sum distri-bution of his vested account balance."

2. A new Section 5.07(c) is added effective December 31, 1995 following Section 5.07(b) to read as follows:

    "(c) subject to the provisions of Section 10.02(h), the Administrative Committee, with the approval of the Company, may permit Participants to direct the investment of their Accounts maintained in the 401(k) Fund in "Qualifying Employer Securities", as that term is defined in ERISA."

3.  Section 6.07(a) is amended, effective December 31, 1995, by deleting such
    Section in its entirety and substituting the following therefore:

    "(a) By payment in one lump sum, provided, however that any portion of the Participant's account which is invested in "Qualifying Employer Securities", as that term is defined in ERISA, may be distributed in shares of such "Qualifying Employer Securities", rather than as cash."

4. Section 7.05(1)(a) is amended, effective December 31, 1995, by deleting such Section in its entirety and substituting the following therefore:

    "1(a) If the Participant's Vested Percentage determined under Section 6.05 is less than 100%, the entire balance in his Active or Inactive Account shall be transferred to a Suspense Account. Such transfer is deemed to have been made on the first day of the Plan Year in which the former Participant's employment with the Company shall have terminated.

    Any insurance policies in force on the life of the Participant shall be surrendered to the insurance company or sold to the Participant; proceeds of such surrender or sale shall be credited to the Participant's Suspense

				    - 2 -

    Account as received, together with any dividends, premium refunds or other credits received from the insurance company. The Account shall remain a Suspense Account until the former Participant's Forfeiture Date, which shall be the earlier of the date on which the Participant receives a lump sum distribution of his vested account balance, or the date on which the former Participant shall have been absent from employment with the Company for five years measured from the date of his termination of service at which time the vested portion of his Suspense Account (his Vested Percentage multiplied by the balance in his Suspense Account as at the end of the previous Plan Year) shall be transferred to an Inactive Account, and the balance (non-vested) portion of the Suspense Account shall become a forfeiture and available for reallocation on the Valuation Date coinciding with or next following the former Participant's Forfeiture Date."

5.  Section 10.02(h) is amended, effective December 31, 1995, by deleting such
    Section in its entirety and substituting the following therefore:

    (h) It is expressly intended that the funds of the Trust Fund may be invested in "Qualifying Employer Securities" as that term is defined in ERISA, provided however, that the Trustee shall not be permitted to acquire qualifying employer securities for the Profit Sharing Fund if immediately after the acquisition of such securities the fair market value of all qualifying employer securities held by the Trustee hereunder in the Profit Sharing Fund should amount to more than 10% of the fair market value of all the assets held in the Profit Sharing Fund.

6. Section 2.39(c) is amended, effective December 31, 1995, by deleting the word "service" in the last sentence, and replacing such word with the phrase "Vesting Service."

    In addition, Section 2.39(c) is also amended by adding the following sentence:

    "For plan years beginning on and after December 31, 1995, Vesting Service shall only be credited under this Section 2.39(c) up to the Second Anni-versary of the first date of a period in which the Employee has an Authorized Leave of Absence while receiving Worker's Compensation for injuries sustained while employed by the Employer."

7. Section 9.09 is amended, effective December 31, 1995, by adding the following sentence:

    "If, in accordance with Sections 5.07(b) and (c), the Trustee is directed to establish an investment fund consisting of Qualifying Employer Securities, the Employer hereby agrees to indemnify and hold harmless the Trustee for any claims or losses, including reasonable attorney's fees, which arise from the investment by participants in such an investment fund."


IN WITNESS WHEREOF, the Company has caused this amendment to be executed this _____________ day of_________________, 1995.




					PLYMOUTH RUBBER COMPANY, INC.


					By ____________________________________